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                                                                   EXHIBIT 10.49

                                NOTE SECURED BY
                         COLLATERAL SECURITY AGREEMENT
                                    ("NOTE")



$625,000.00                                                     January 12, 1998

         A. FOR VALUE RECEIVED, the undersigned, ANGELES ACQUISITION CORPORATION and CONSOLIDATED CAPITAL CORPORATION OF
                 NORTH AMERICA, INC., collectively ("Payor"), jointly and severally, promise to pay to the order of NAT AND EVELYN HANDEL, TRUSTEES OF THE NAT AND EVELYN HANDEL FAMILY TRUST dated March 18, 1993 ("Payee"), the principal sum of SIX HUNDRED TWENTY FIVE THOUSAND DOLLARS ($625,000.00), with interest on the unpaid principal balance at the rate of ten percent (10%) per annum. Principal and interest shall be payable as follows:

                          (1) On or before January 12, 1998, the sum of Sixteen Thousand Dollars ($16,000.00) which represents interest for the period from the date hereof through March 12, 1998, shall be due and payable.

                          (2) On or before January 17, 1998, a principal payment in the sum of Twenty Five Thousand Dollars ($25,000.00) shall be due and payable.

                          (3) On or before each of April 12, 1998, May 12, 1998, June 12, 1998 and July 12, 199a, a
                                  principal payment in the amount of One
                                  Hundred Fifty Thousand Dollars ($150,000.00) and all accrued interest computed on the declining principal balance.

         B. Principal and interest shall be payable in lawful money of the United States at the offices of payee in Beverly Hills, California, or such other place as the Payee of this Note may, from time to time, designate to the Payor in writing.

         C. Each of the following events shall constitute an "Event of Default" under this Note:

                 (1) The failure of the Payor to pay any installment of principal or interest on this note when the same becomes due and payable.

                 (2) The occurrence of a default or breach of any term or provision under the Security Agreement (as defined below) securing this Note.

                 (3) The Payor shall make an assignment for the benefit of creditors.


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                 (4)      The Payor shall petition or apply to any tribunal for
appointment of a trustee or receiver of the Payors or commence any proceeding relating to the Payors under any bankruptcy or reorganization statute or any provision of the Bankruptcy Code, or under any arrangement, insolvency, readjustment or debt, dissolution or liquidation law or any jurisdiction, whether now or hereafter in effect.

                 (5) If any petition or application of the type described above is filed or any proceedings of the type described in Subparagraph (4) above are commenced against the Payor, and the Payor by any act indicate their approval thereof, consent thereto or acquiescence therein, or an order is entered appointing any such trustee or receiver, or adjudicating the Payor bankrupt or insolvent, or approving the petition in any such proceeding, and any such order remains in effect for more than ninety (90) days.

         D. Should an Event of Default occur, the Payee of this Note may, without notice to the Payor, declare the whole sum of principal and interest to be, and thereafter the whole sum of principal and interest shall forthwith become, due and payable. Should interest not be paid when due, it shall thereafter bear like interest as the principal, but such unpaid interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate permitted by law. The failure to exercise, in case of one or more Events of Default, any right or remedy given in this paragraph shall not preclude the Payee of the Note from exercising any right or remedy given in this paragraph in case of one or more subsequent Events of Default.

         E. Any payment on account of this Note shall be applied first to accrued interest and then to principal.

         F. Any notice, request, demand, instruction or other communication to be given to any party hereunder shall be in writing and sent by registered or certified mail as follows:

                 If to Payee:           Nat and Evelyn Handel, Trustees of the
                                        Nat and Evelyn Handel Family Trust
                                        dated March 18, 1993
                                        c/o 301 North Canon Drive, Suite 326
                                        Beverly Hills, CA 90210

                 With a copy to:        Linda M . Blank, Attorney at Law
                                        1925 Century Park East
                                        Suite 1150
                                        Los Angeles, CA 90067

                 If to Payor:           Angeles Acquisition Corporation
                                        20000 South Western Avenue
                                        Torrance, CA 90501

                 With a copy to:        John A. Lapinski, Esq.
                                        Clark & Trevithick
                                        800 Wilshire Blvd., 12th Floor
                                        Los Angeles, CA 90017


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All notices shall be effective upon delivery or on the date delivery is refused by the receiving party. Either party may change its notice address upon written notice to the other parties. Unless and until such written notice is received, the last address and addressee as stated by written notice, or provided herein if no written notice of change has been sent or received, shall be deemed to continue in effect for all purposes hereunder.

         G. No course of dealing between the Payor and the Payee of this Note and no delay on the part of the Payee of this Note in exercising any rights under this Note shall operate as a waiver of the rights of the Payee of this Note. No covenant or other provision of this note nor any default or Event of Default in connection therewith may be waived otherwise than by a written instrument signed by the party so waiving such covenant or other provision or default or Event of Default; provided, however, that no such waiver shall extend to or impair any obligation no expressly waived or impair any right consequent thereon. Any waiver may be given subject to satisfaction of conditions stated therein.

         H. All covenants and agreements herein shall be deemed material, and shall bind the Payor successors and assigns, whether so expressed or not, and all such covenants and agreements shall inure to the benefit of the Payee and its nominees, successors and assigns, whether so expressed or not.

         I. No extension of time for the payment of this Note or any installment hereof made by agreement with any person nor or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability under this Note, either in whole or in part, of the Payor.

         J. Payor and each surety, guarantor and endorser, if any, jointly and severally and to the extent permitted by law, waive, demand, presentment for payment, notice of dishonor, protest and notice of protest; waive any and all lack of diligence or delays in the collection or enforcement hereof; and consent that the time of payment may be extended or this Note may be renewed without notice and without releasing the Payor or any such surety, or endorser.

         K. If the Payee of this Note refers it to an attorney for collection or seeks legal advice for default under this Note or under the Security Agreement securing this Note, or if an action is instituted on this Note, or if any other judicial or nonjudicial action is instituted by the Payee hereof or by any person, and an attorney is employed by the Payee hereof to appear in any action or proceeding or to reclaim, sequester, protect, preserve or enforce the Payee's interest in the real property security or any other security for this Note, including, but not limited to, proceedings to foreclose the loan evidenced hereby, proceedings under the Federal Bankruptcy Code, or in eminent domain, or under the Probate Code, or in connection with any state or federal tax lien, or to enforce an assignment of rents, or from the appointment of a receiver, the Payor and every endorser and guarantor hereof, and every person who assumes the obligations evidenced by this Note, jointly and severally promise to pay reasonable attorneys' fees for services performed by the Payee's attorneys and paralegals and all costs and expenses incurred incident to such employment.

         L. Any interest rate provided hereunder which exceeds the maximum rate provided by applicable law shall instead be deemed to be such maximum rate and interest in excess of such maximum rate paid to payee shall be applied to reduce the principal balance of this Note, so that, in no event shall Payee receive or be entitled to receive interest in excess of the maximum amount permitted by applicable law.

         M. The Payor waives the benefits of any valuation or appraisement rights as against such debt.


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         N.      The Note is secured by a Collateral Security Agreement
("Security Agreement") dated of even date herewith in favor of Payee.

         O. Principal and interest may be prepaid in whole or in part at any time without penalty.

         P. It would be impractical or extremely difficult to fix the amount of extra expenses involved in handling a delinquent payment if any installment shall not be paid when due. Accordingly, Payor agrees to pay to Payee, to cover extra expenses incurred by Payee in handling the delinquent payment, a late charge of six percent (6%) of the installment due, which Payee agrees is a reasonable estimate of the extra expenses Payee will incur if there is a late payment. The late payment charge shall be imposed if all or any part of any installment is not received by Payee within ten (10) days after the mailing by Payee of a notice of the delinquency or default. Nothing in this Paragraph shall limit Payee's rights to exercise any other rights or remedies available to Payee.

         Q. Reference in this Note to "Holder" or "Holder(s)" shall mean the original Holder hereunder of this Note and thereafter, shall mean any subsequent Holder or Holders of this Note.

         R. Upon receipt of evidence reasonably satisfactory to Payor, of the loss, theft, destruction or mutilation of this note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Payor, or in the case of any such mutilation, upon surrender and cancellation of this Note, Payor will execute and deliver to Payee in lieu thereof, a replacement note dated as of the date of this note, identical in form and substance to this Note and upon such execution and delivery all references in the Security Agreement to this note shall be deemed to refer to such replacement note.


                                        ANGELES ACQUISITION CORPORATION

                                        BY    /s/ Christian Wolf
                                           --------------------------------
                                        Name  Christian Wolf
                                            -------------------------------
                                        Title Chief Executive Officer
                                             ------------------------------


                                        CONSOLIDATED CAPITAL CORPORATION
                                        OF NORTH AMERICA, INC.


                                        BY    /s/ Christian Wolf
                                          ---------------------------------
                                        Name  Christian Wolf
                                            -------------------------------
                                        Title Chief Executive Officer
                                             ------------------------------


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